Exhibit 99.2

View, Inc. Receives Expected Notification of Additional Deficiency from Nasdaq

Related to Delayed Filing of Quarterly Report on Form 10-Q

MILPITAS, Calif., May 13, 2022 (GLOBE NEWSWIRE) – View, Inc. (Nasdaq: VIEW) (“View” or the “Company”), the leader in smart building technologies, today announced that on May 12, 2022, it received a notice from the Nasdaq Listing Qualifications staff of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company’s failure to file its Quarterly Report on Form 10-Q for the period ended March 31, 2022 (the “Form 10-Q”), serves as an additional basis for delisting the Company’s securities from Nasdaq, and that the Company should present its view with respect to this additional deficiency to the Nasdaq Hearings Panel in writing no later than May 19, 2022. As previously announced, the Company received a Staff Delisting Determination on February 15, 2022, notifying the Company that the Nasdaq Listing Qualifications Department had initiated a process to delist the Company’s securities from Nasdaq due to the Company’s failure to file its Quarterly Reports on Form 10-Q for the periods ended June 30 and September 30, 2021 (the “Quarterly Reports”). As previously announced, in April 2022 Nasdaq granted the Company a stay of delisting through the end of May 2022.

As a result of the Company’s failure to file the Quarterly Reports, the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and the Form 10-Q, the Company is not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports. Although the Company is working diligently to file these periodic reports as soon as possible, there can be no assurance that such reports will be filed before the expiration of the previously granted stay of delisting. If the Company fails to timely regain compliance with Nasdaq’s continued listing standards, the common stock of the Company will be subject to delisting on The Nasdaq Global Market.

About View

View is the leader in smart building technologies that transform buildings to improve human health and experience, reduce energy consumption and carbon emissions, and generate additional revenue for building owners. View Smart Windows use artificial intelligence to automatically adjust in response to the sun, increasing access to natural light and unobstructed views while eliminating the need for blinds and minimizing heat and glare. Every View installation includes a cloud-connected smart building platform that can easily be extended to reimagine the occupant experience. View is installed and designed into over 90 million square feet of buildings including offices, hospitals, airports, educational facilities, hotels, and multi-family residences. For more information, please visit: www.view.com.

Forward-Looking Statements

This press release, and certain materials View files with the U.S. Securities and Exchange Commission (the “SEC”), as well as information included in oral statements or other written statements made or to be made by View, other than statements of historical fact, contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on current expectations, estimates, assumptions, projections, and management’s beliefs, that are subject to change. There can be no assurance that these forward-looking statements will be achieved; these statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond View’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. View’s business is subject to a number of risks which are described more fully in View’s definitive proxy statement filed with the SEC on February 16, 2021, as amended or supplemented, which is incorporated by reference into its Current Report on Form 8-K filed on March 12, 2021. View undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contacts:

For Investors:

Samuel Meehan

View, Inc.

IR@View.com

408-493-1358